Computation of Loss Per Share

                                                         December 31,
                                          -------------------------------------
                                                1997                   1996
                                                ----                   ----
     Net loss                             $ (3,670,968)           $ (6,121,143)
     Cumulative dividend on Series A
         and B preferred stock                (288,333)                 (6,875)
                                          -------------           --------------
     Net loss attributable to common
         stockholder                      $ (3,959,301)           $ (6,128,018)
                                          =============           ==============

     Shares:
       Weighted-average number of common
         shares outstanding                  8,756,316               8,430,960
                                          =============           ==============

     Loss per common share                $       (.45)           $       (.73)
                                          =============           ==============
